AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
Dated as of April 21, 2016
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (the “Amendment”) among Computer Sciences Corporation, a Nevada corporation (the “Company”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A., as administrative agent (the “Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1)    The Company, the Lenders and the Agent have entered into an Amended and Restated Credit Agreement dated as of October 11, 2013 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.
(2)    The Company and the Majority Lenders desire to amend the Credit Agreement as hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Amendments to Credit Agreement.The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:
(a)    The definition of “Consolidated EBITDA” in Section 1.01 is amended by amending clause (b) thereof as follows:
(i)    the expression “(except in the case of clause (b)(xvii) below)” is added between “to the extent” and “deducted in determining net income for such period” at the beginning of such clause (b); and
(ii)    a new subclause (xvii) is added at the end thereof to read as follows:
plus (xvii) cost savings, operating expense reductions and synergies resulting from, or related to, mergers and other business combinations, acquisitions, divestitures, restructurings, cost savings initiatives and other similar initiatives and actions that are projected by the Company in good faith to be realized within 12 months from the fiscal quarter ended immediately after a merger or other business combination, acquisition or divestiture is consummated or any other restructuring, cost savings initiative or other initiative or action (calculated on a pro forma basis as though such cost savings, operating expense reductions and synergies had been realized on the first day of such period and as if such cost savings, operating expense reductions and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that the aggregate amount of cost savings, operating expense reductions and synergies included pursuant to this clause (xvii), other than any cost savings, operating expense reductions and synergies of the type that would be permitted to be included in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended, shall not exceed $100,000,000; provided further that no cost savings, operating expense reductions and synergies shall be added back pursuant to this clause (xvii) to the extent duplicative of any expenses or charges otherwise added back to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period,
(b)    The definition of “Customary Permitted Liens” in Section 1.01 is amended as follows:
(i)    clause (f) is amended by deleting the word “and” at the end thereof;
(ii)    clause (g) is amended by replacing the period at the end thereof with the expression “; and”; and
(iii)    a new clause (h) is added at the end thereof to read as follows:
(h)    liens, pledges or deposits made in the ordinary course of banking arrangements in connection with any netting or set-off arrangements for the purpose of netting debit and credit balances.
(c)    The definition of “Eurocurrency Rate” in Section 1.01 is amended by adding to the end thereof a new sentence to read as follows:
If the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
(d)    The definition of “Federal Funds Rate” in Section 1.01 is amended by deleting the phrase “arranged by Federal funds brokers”.
(e)    The definition of “Lender Insolvency Event” in Section 1.01 is amended in full to read as follows:
“Lender Insolvency Event” means that (i) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (ii) such Lender or its Parent Company is the subject of a Bail-In Action (as defined in Section 9.21) or a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.
(f)    The definition of “Overnight Eurocurrency Rate” in Section 1.01 is amended by adding to the end thereof a new sentence to read as follows:
If the Overnight Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
(g)    Section 2.12(f) is amended by changing each reference to “IRS Form W-8BEN” to read “IRS Form W-8BEN or IRS Form W-8BEN-E”.
(h)    The last sentence of Section 2.18(a)(iii) is amended in full to read as follows:
Subject to Section 9.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(i)    Section 4.01(e) is amended by changing each reference to March 29, 2013” to read “April 3, 2015”.
(j)    Section 9.07 is amended by changing each reference (other than in the section heading to Section 9.07(b)(vi)) to “natural Person” to read “natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)”.
(k)    The first sentence of Section 9.13 is amended by changing the reference to “THE BANKS” to read “THE LENDERS”.
(l)    The first paragraph of Section 9.19 is amended by adding to the end thereof a new sentence to read as follows:
In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of this Agreement and the other Loan Documents.
(m)    Article IX is amended by adding thereto a new Section 9.21, to read as follows:
Section 9.21 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-

down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
As used herein, the following terms have the following meanings:
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country

(including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 2.    Conditions of Effectiveness.This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Company and the Majority Lenders or, as to any Lender, evidence satisfactory to the Agent that such Lender has executed this Amendment.
SECTION 3.    Representations and Warranties of the Company.The Company represents and warrants that (i) the representations and warranties of the Company set forth in Section 4.01 of the Credit Agreement are correct in all material respects (except those representations and warranties qualified by materiality, which shall be true and correct) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates only to an earlier date, in which case it was correct as of such earlier date and (ii) no event has occurred and is continuing which constitutes an Event of Default or a Potential Event of Default.
SECTION 4.    Reference to and Effect on the Credit Agreement and the Other Loan Documents.
(a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b)    The Credit Agreement and the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

(d)     This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement and constitutes a Loan Document.
SECTION 5.    Costs and Expenses.The Company agrees to pay promptly on demand all reasonable costs and out-of-pocket expenses of the Agent (in its capacity as such) in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of a single counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities hereunder) in accordance with the terms of Section 9.04 of the Credit Agreement.
SECTION 6.    Execution in Counterparts.This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 7.    Governing Law.This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COMPUTER SCIENCES CORPORATION, a Nevada corporation, as the Company
By:	/s/ H.C. Charles Diao
Name: H.C. Charles Diao
Title: Vice President, Finance and Corporate Treasurer

CITIBANK, N.A., as Agent and a Lender
By:	/s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

BANK OF AMERICA, N.A., as a Lender
By:	/s/ Arti Dighe
Name: Arti Dighe
Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender
By:	/s/ Lillian Kim
Name: Lillian Kim
Title: Director

JPMORGAN CHASE BANK, N.A., as a Lender
By:	/s/ John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

BARCLAYS BANK PLC, as a Lender
By:	/s/ Christopher Aitkin
Name: Christopher Aitkin
Title: Assistant Vice President

ROYAL BANK OF CANADA, as a Lender
By:	/s/ Stephen Oben
Name: Stephen Oben
Title: Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:	/s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

THE BANK OF NOVA SCOTIA, as a Lender
By:	/s/ Winston Lua
Name: Winston Lua
Title: Director

THE ROYAL BANK OF SCOTLAND PLC, as a Lender
By:	/s/ Jeannine Pascal
Name: Jeannine Pascal
Title: Vice President

WELLS FARGO BANK, N.A., as a Lender
By:	/s/ Karen H. McClain
Name: Karen H. McClain
Title: Managing Director

COMMERZBANK AG, NEW YORK BRANCH, as a Lender
By:	/s/ Tom H.S. Kang
Name: Tom H.S. Kang
Title: Director

By:	/s/ Nicole Finn
Name: Nicole Finn
Title: Vice President

DANSKE BANK A/S, as a Lender
By:	/s/ Merete Ryvald-Christensen
Name: Merete Ryvald-Christensen
Title: Chief Loan Manager

By:	/s/ Gert Carstens
Name: Gert Carstens
Title: Senior Loan Manager

DBS BANK LTD., as a Lender
By:	/s/ Santanu Mitra
Name: Santanu Mitra
Title: Senior Vice President

GOLDMAN SACHS BANK USA, as a Lender
By:	/s/ Jerry Li
Name: Jerry Li
Title: Authorized Signatory

INTESA SANPAOLO S.P.A., as a Lender
By:
Name:
Title:

By:
Name:
Title:

LLOYDS BANK PLC, as a Lender
By:	/s/ Erin Doherty
Name: Erin Doherty
Title: Assistant Vice President

By:	/s/ Daven Popat
Name: Daven Popat
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Melanie Koseba
Name: Melanie Koseba
Title: Sr. Underwriter, SVP

STANDARD CHARTERED BANK, as a Lender
By:
Name:
Title:

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as a Lender
By:	/s/ David Wirl
Name: David Wirl
Title: Managing Director

U.S. BANK, NATIONAL ASSOCIATION, as a Lender
By:	/s/ Seth Caudill
Name: Seth Caudill
Title: Vice President

MIZUHO BANK, LTD., as a Lender
By:	/s/ Bertram Tang
Name: Bertram Tang
Title: Authorized Signatory

CAPITAL ONE, NA, as a Lender
By:	/s/ Michelle Khalili
Name: Michelle Khalili
Title: SVP